UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 31, 2017

Proteon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36694	20-4580525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, Waltham, MA 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 890-0102

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our”, “Company” and “Proteon” refer to Proteon Therapeutics, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On August 2, 2017, Proteon closed its previously announced stock purchase transaction for the sale of 22,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”), par value $0.001 per share, to a syndicate of current and new institutional investors (individually, an “Investor” and, collectively, the “Investors”), led by a fund affiliated with Deerfield Management Company, L.P., pursuant to which the Company received gross proceeds of $22.0 million. The Preferred Shares are convertible into shares of our common stock, par value $0.001 per share (the “Common Stock”; the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), in accordance with the terms of our Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”).

At the closing, the Company entered into a Registration Rights Agreement with the Investors (“Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Investors are entitled to certain shelf and “piggyback” registration rights with respect to the Conversion Shares, subject to the limitations set forth in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) within 20 days after the closing, to register for resale the Conversion Shares that are issuable upon the conversion of the Preferred Shares issued at closing, and any additional shares of Common Stock as may become issuable with respect to such securities as a result of stock splits, stock dividends or similar transactions (the “Registrable Securities”). If, despite the Company’s use of reasonable best efforts, the Company is not permitted to include all such Registrable Securities in such registration statement, the Company is obligated to file a registration statement covering the portion of Registrable Securities permitted to be registered, notify the Investors of the number of Registrable Securities excluded from such registration statement, and, as soon as practicable thereafter, file an additional registration statement covering the resale of such excluded Registrable Securities.

If, at any time prior to the date that no investors hold Registrable Securities, the Company (i) files with the SEC a registration statement under the Securities Act of 1933, as amended (“Securities Act”), relating to an offering for its own account or for the account of any other holder of its equity securities (other than securities being registered on Form S-4 or Form S-8), and/or (ii) otherwise effects an underwritten offering of any securities of the Company of a type included in a then effective registration statement, then, subject to certain limitations, the Company is required to send each Investor written notice of such action and include in such registration statement and/or underwritten offering all or any part of such investor’s Registrable Securities that the investor requests, or the underwriters allow, to be included in such registration statement and/or the underwritten offering.

If the Company fails to comply with specified provisions in the Registration Rights Agreement, including if a registration statement is not filed with the SEC as required by the Registration Rights Agreement, then the Company has agreed to pay each investor, in addition to all other available remedies, damages, for each 30-day period after the date of such failure until it is cured, an amount in cash equal to one and one-half percent (1.5%) of the product of (i) the sum of (x) the aggregate number of Conversion Shares that are then issued and issuable upon conversion of the Preferred Shares that constitute Registrable Securities and are included, or to be included, as applicable, in the registration statement, as of the date such registration failure occurs (without regard to any limitations on conversion or issuance set forth in the Certificate of Designation), plus (y) all other shares of Common Stock that constitute Registrable Securities and are included, or to be included, as applicable, in such Registration Statement, as of the date such registration failure occurs, multiplied by (ii) the volume weighted average price of the Common Stock on such date.

The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 4.1 hereto and is hereby incorporated by reference into this Item 1.01. The form of Registration Rights Agreement was also described in the Current Report on Form 8-K that the Company filed with the SEC on June 23, 2017 and the Definitive Proxy Statement filed with the SEC on July 13, 2017.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of the Current Report on Form 8-K that the Company filed with the SEC on June 23, 2017 is hereby incorporated by reference into this Item 3.02.  On August 2, 2017, Proteon issued and sold 22,000 Preferred Shares for a purchase price of $1,000 per Preferred Share, to the Investors pursuant to the Securities Purchase Agreement dated as of June 22, 2017. The offer and sale of the Preferred Shares was not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  Each of the Investors has represented to the Company that they qualify as an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Item 3.03. Material Modifications of Rights of Security Holders.

On August 1, 2017, in connection with the closing of the transaction, the Company filed the Certificate of Designation with the Delaware Secretary of State. As previously disclosed, each share of Series A Convertible Preferred Stock is convertible into 1,005 shares of Common Stock, at a conversion price of $0.9949 per share, in each case subject to adjustment for any stock splits, stock dividends and similar events, at any time at the option of the holder, provided that any conversion of Series A Convertible Preferred Stock by a holder into shares of Common Stock would be prohibited if, as a result of such conversion, the holder, together with its affiliates and any other person or entity whose beneficial ownership of the Company’s Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own more than 9.985% of the total number of shares of Common Stock issued and outstanding after giving effect to such conversion.

Each share of Series A Convertible Preferred Stock is entitled to a preference of $0.001 per share upon liquidation of the Company, and thereafter will share ratably in any distributions or payments on an as-converted basis with the holders of Common Stock. In addition, if certain transactions that involve the merger or consolidation of the Company, an exchange or tender offer, a sale of all or substantially all of the assets of the Company or a reclassification of the common stock occur, each of the Preferred Shares will be convertible into the kind and amount of securities, cash and/or other property that the holder of a number of shares of Common Stock issuable upon conversion of one share of Series A Convertible Preferred Stock would receive in connection with such transaction. However, in the event any such transaction occurs at any time prior to the first date (the “Preference Termination Date”) that the volume-weighted average price per share of Common Stock for each of the trading days during any twenty consecutive trading days ending on or at any time after the one year anniversary of the approval of the Company’s biologics license application for the Company’s product vonapanitase by the United States Food and Drug Administration is greater than 200% of the conversion price, and if the aggregate value of such securities, cash and/or property to which a holder of a share of Series A Convertible Preferred Stock would be entitled upon conversion would be less than the price per share paid for the Series A Preferred Stock (the “Stated Value”), then each share of Series A Preferred Stock shall instead be convertible into such kind of securities, cash and/or other property with an aggregate value equal to the Stated Value. Prior to the Preference Termination Date, the holders of a majority of the outstanding shares of Series A Preferred Stock are entitled to elect one (1) member of the Company’s Board of Directors (the “Series A Director”). Except as otherwise required by law (or with respect to the election of the Series A Director to the Company’s Board of Directors and approval of certain actions specified in the Certificate of Designation), the Series A Preferred Stock will not have voting rights.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jonathan Leff

Pursuant to Section 4(b) of the Certificate of Designation, effective as of August 2, 2017, the holders of a majority of the outstanding shares of Series A Preferred Stock elected Jonathan Leff to serve as a member of the Board. Mr. Leff will serve as the Series A Preferred Director described in the Certificate of Designation, with an initial term expiring on the date of Company’s Annual Meeting of Stockholders for the year 2018 and until his successor is duly elected or qualified or until his earlier death, incapacity, resignation or removal, as the case may be. The Company’s Board of Directors also elected Mr. Leff to serve as a member of the Compensation Committee. In connection with Mr. Leff’s appointment to the Board and Compensation Committee, the Board affirmatively determined that Mr. Leff qualifies as “independent” under the applicable rules and requirements of NASDAQ and the rules of the SEC and the Exchange Act.

In connection with Mr. Leff’s appointment to and service on the Board and Compensation Committee and consistent with the compensation arrangements for non-employee directors as further described under the heading Director Compensation in the Company’s 2017 proxy statement, Mr. Leff will receive annual cash retainers for his service on the Board and Compensation Committee.  In addition, on August 2, 2017, the Board granted Mr. Leff an option to purchase 13,333 shares of the Company’s Common Stock for his service on the Board subject to the terms and conditions of the Company’s stock plans. The shares underlying the option will vest annually over three years measured from the date of grant.  In addition, the Company entered into an Indemnification Agreement with Mr. Leff substantially in the form of Amended and Restated Indemnification Agreement filed as Exhibit 10.30 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on October 7, 2014.

Adoption of Amendment to Equity Incentive Plan

On July 31, 2017, upon receipt of requisite stockholder approval of the Company’s stockholders as noted below in Item 5.07 to this Current Report on Form 8-K, the Company’s 2014 Equity Incentive Plan (the “Original Plan”) was amended and restated in its entirety by Amended and Restated 2014 Equity Incentive Plan (the “Amended Plan”).

The Original Plan included an evergreen provision whereby the number of shares authorized under the Original Plan was to be increased each January 1, commencing on January 1, 2015, by an amount equal to 4% of our outstanding shares of “Stock” as of the end of the immediately preceding fiscal year. The Amended Plan clarifies that the number of shares of “Stock” to be taken into account for purposes of calculating the evergreen feature includes the number of shares of Common Stock issuable upon conversion of any security that the Company may issue that is convertible into or exchangeable for Common Stock, including, but not limited to, preferred stock or warrants. No other changes were made to the Original Plan.

A copy of the Amended Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amended Plan does not purport to be completed and is qualified in its entirety by reference to Exhibit 10.1 attached hereto. The Amended Plan was also described in the Definitive Proxy Statement filed with the SEC on July 13, 2017.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Designation

On August 1, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The disclosure in Item 3.03 in this Current Report on Form 8-K is incorporated by reference to this Item 5.03. The form of Certificate of Designation was also described in the Current Report on Form 8-K that the Company filed with the SEC on June 23, 2017 and the Definitive Proxy Statement filed with the SEC on July 13, 2017. The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 3.1 hereto and is hereby incorporated by reference into this Item 5.03.

Second Amended and Restated By-Laws

On August 2, 2017, the Board approved the Second Amended and Restated By-laws of the Company, effective as of the same date (the “Amended Bylaws”). The Amended Bylaws provide that the holders of the Series A Convertible Preferred Stock have the right to take certain actions required or permitted to be taken by such holders pursuant to the Certificate of Designation, including, but not limited to, electing the Series A Director. The foregoing summary of the Amendment is qualified in its entirety by the Second Amended and Restated By-laws of the Company attached hereto as Exhibit 3.2, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Company’s special meeting of stockholders was held on July 31, 2017.

(b) The stockholders approved the NASDAQ proposal and the Equity Incentive Plan Proposal set forth below. The tabulation of votes for each proposal is as follows:

Proposal 1 – NASDAQ Proposal
	For	Against	Abstain
To approve, for purposes of the NASDAQ Listing Rule 5635(d), the issuance of up to $22 million of Series A Convertible Preferred Stock and the potential issuance in connection therewith of 20% or more of the Company’s outstanding common stock prior to the issuance of the preferred shares.	11,741,963	116,485	118,960

Proposal 2 – Equity Incentive Plan Proposal
	For	Against	Abstain
To approve an amendment to the Company’s 2014 Equity Incentive Plan to take into account the number of shares of common stock issuable upon conversion of the preferred shares for purposes of the “evergreen” calculation in the plan.	10,188,905	415,907	1,372,596

Item 8.01. Other Events

On August 2, 2017, the Company issued a press release announcing that Proteon closed its previously announced stock purchase transaction for the sale of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, to a syndicate of current and new institutional investors, led by a fund affiliated with Deerfield Management Company, L.P., pursuant to which the Company received gross proceeds of $22.0 million. At the closing, the Company issued 22,000 shares of the Series A Preferred Stock which are convertible into common shares at a conversion price of $0.9949 per share. The press release is attached to this Current Report as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Second Amended and Restated By-laws of Proteon Therapeutics, Inc.
4.1	Registration Rights Agreement, dated August 2, 2017, by and among Proteon Therapeutics, Inc. and the Investors party thereto
10.1	Amended and Restated 2014 Equity Incentive Plan of Proteon Therapeutics, Inc.
99.1	Press Release, dated August 2, 2017, issued by Proteon Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proteon Therapeutics, Inc.

Date: August 2, 2017	By:	/s/ George A. Eldridge
George A. Eldridge
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
3.2	Second Amended and Restated By-laws of Proteon Therapeutics, Inc.
4.1	Registration Rights Agreement, dated August 2, 2017, by and among Proteon Therapeutics, Inc. and the Investors party thereto
10.1	Amended and Restated 2014 Equity Incentive Plan of Proteon Therapeutics, Inc.
99.1	Press Release, dated August 2, 2017, issued by Proteon Therapeutics, Inc.